SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☐

Filed by a party other than the registrant ☒

Check the appropriate box:

☐ Preliminary proxy statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive proxy statement.

☒ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

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(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS I, L.P.

STILWELL PARTNERS, L.P.

STILWELL VALUE LLC

JOSEPH STILWELL

JOHN STILWELL

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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The Directors of Prudential Bancorp, Inc. of Pennsylvania (PBIP) are:

JEROME R. BALKA, ESQ.	A. J. FANELLI
JOHN P. JUDGE	FRANCIS V. MULCAHY
JOSEPH W. PACKER, JR.	THOMAS A. VENTO

_______________________

THE STILWELL GROUP

26 BROADWAY

23rd FLOOR

NEW YORK, NY 10004

PHONE: (212) 269-5800

FACSIMILE: (212) 269-2675

January 29, 2008

Dear Fellow Shareholder,

Tom Vento has once again ignored the elephant in the room -- the above men’s grasping efforts to award themselves millions of dollars of stock benefits without a public shareholder vote.

The central issue isn’t how well or how poorly they have done the past few years, although in my estimation - and I’ve invested in well over 100 thrifts - these men do poorly. The central issue is personal in the most universal sense insofar as these men are not acting as responsible fiduciaries of this institution and our capital. In my estimation their actions are base, and neither Tom nor the other directors are willing to own up to this terrible behavior.

Sincerely, /s/ Joseph Stilwell
Joseph Stilwell On behalf of the Stilwell Group: STILWELL VALUE PARTNERS I, L.P. STILWELL PARTNERS, L.P. STILWELL VALUE LLC

On December 26, 2007, the Stilwell Group (the “Group”) filed with the Securities and Exchange Commission (the "Commission") a definitive proxy statement in connection with the 2008 annual meeting of stockholders of Prudential Bancorp, Inc. of Pennsylvania (“Prudential Bancorp”). On the record date for the meeting, December 19, 2007, there were 11,393,306 shares of common stock of Prudential Bancorp outstanding. Copies of the Group’s definitive proxy statement were mailed to stockholders beginning December 27, 2007. Investors and security holders are urged to read the Group’s definitive proxy statement and additional definitive soliciting material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Group with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement and these other documents may also be obtained for free by writing to Mr. Joseph Stilwell at 26 Broadway, 23rd Floor, New York, New York 10004, or by contacting Morrow & Co., LLC at 800-662-5200.